Exhibit 10.28

FY 2014 R.G. BARRY

MANAGEMENT BONUS PLAN

OBJECTIVES

•	Consistently achieve company, business unit and individual objectives.

•	Enhance ability to attract, recruit, and retain a top-tier management team.

•	Provide motivation through “win-sharing”.

PLAN SPECIFICATIONS

1.	Participation Levels

Determined by the President/CEO and SVP, Human Resources based on a position’s impact on the business:

Level	Position Level
A	President/ CEO
B	SVP, Finance/ CFO
C	SVP, Global Operations SVP, Creative Services Brand Unit President, Footwear
D	SVP, Human Resources Brand Unit President, Baggallini Brand Unit President, Foot Petals
E	Vice Presidents
F	Directors, Managers

Level	Threshold	Target*	Maximum
A	46.9%		150%
B	28.1%		90%
C	25%		80%
D	20.6%		66%
E	12.5%		40%
F	7.8%		25%

*	Target award opportunities are aligned to market and approved by the Board of Directors annually.

Award levels will be based on the position held on the last day of the plan year and will be paid out as a percentage of base salary. The base salary as of the end of the fiscal year is used for the purposes of calculating bonus payments.

2.	Performance Measurement

Payouts will be determined based on the following determinants of performance:

•	RGB Consolidated Financial Results

•	RGB Consolidated Financial Results BELOW the threshold level will eliminate payout for the following plan participants:

•	CEO/ CFO

•	Functional SVPs

•	Vice Presidents/ Directors (shared services)

•	Business Unit Financial Results

•	Business Unit Financial Results BELOW the threshold level will eliminate the Business Unit, Net Sales and Individual Performance Rating portion of the payout for the following plan participants:

•	Business Unit Presidents

•	Business Unit President’s organization

•	The above plan participants would still be eligible for the Corporate Financial Results portion of the payout, as applicable.

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Should Business Unit Financial Results be ABOVE the threshold level BUT the RGB Consolidated Financial Results be BELOW the threshold level, the above plan participants would still be eligible for the Business Unit, Net Sales and Individual Performance Rating portion of the payout.

•	Individual Performance Rating

•	Overall Individual Performance Rating of “(2) met some expectations” will eliminate the Individual Performance Rating portion of the payout.

•	Overall Individual performance Rating of “(1) did not meet expectations” will eliminate entire payout.

3.	Performance Weighting by Group

Levels	RGB Consolidated Financial Results	Business Unit Financial Results	Business Unit Net Sales	Individual Performance Rating
CEO/ CFO	100%
Functional SVPs	75%			25%
Brand Unit Presidents	25%	25%	25%	25%
Vice Presidents – Sales	25%	25%	25%	25%
Business Unit President’s Organization	25%	50%		25%
Shared Services	50%			50%

4.	Determining Goal Attainment

•	RGB Consolidated Financial Results, Business Unit Financial Results and Business Unit Net Sales Target established annually and approved by Board of Directors.

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Individual Performance Objectives are established annually by participants’ supervisors and should be described in quantitative, measurable terms. Attainment of these objectives as well as Leadership Competencies determines the Individual Performance Rating.

5.	Criteria for Participation

•	Team Members must be actively employed by R.G. Barry at the close of the plan year.

•

New hires employed before December 15th of the plan year will participate on a pro-rated basis. Persons hired after this date will participate in the following year. Exceptions may be made by the President/ CEO or SVP, Human Resources. For Team Members hired December 16th or after in the plan year, participation levels and eligibility must be included in any offer of employment letter, along with a start date of employment. The start date of employment is the entry date of the new Team Member into the Management Bonus Plan.

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Team Members who are on Short Term Disability or a Leave of Absence on the last day of the plan year (not actively at work) will receive a pro-rated bonus payment upon their return to active full time work. Team Members who do not return to active full time work will not receive a bonus payment without approval of the President/ CEO.

•

Team Members who are employed by R.G. Barry at the close of the plan year under the terms of the severance agreement will not be eligible to receive a bonus payout unless expressly stated in the terms of the agreement, and approved by the President/ CEO.

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Team Members who separate from R. G. Barry during a plan year for reasons of death or Long Term Disability will receive a pro-rated bonus (determined by multiplying the amount the participant would have received based upon actual performance had employment continued through the end of the performance year by a fraction, the numerator of which is the number of days that the participant was employed by the Company during the performance year in which the Termination occurred and the denominator of which is 365), payable at the time the annual bonuses are next paid to other participants of the Company.